Exhibit 99.1
PRESS RELEASE
INX Acquires AccessFlow, Inc., A Leading VMware Virtualization Consulting Organization
Company expands data center virtualization practice with acquisition of AccessFlow, Inc., a focused, expert consultancy in the area of data center virtualization.
HOUSTON—(BUSINESS WIRE)—INX, Inc. (NASDAQ: INXI) announced today that it has acquired the operations of AccessFlow, Inc., (“AccessFlow”) a Sacramento, California-based focused, expert consulting organization focused on delivering VMware-based virtualization solutions.
AccessFlow is an award winning VMware Premier & Gold Certified VAC Partner and is one of the first VMware partners experienced in VMware’s new Site Recovery Manager product, expected to be available later this year. The company currently has 30 employees of which 17 are solutions engineers.
Commenting on the transaction, James Long, INX’s Chairman & CEO said “As we have been communicating to INX stockholders over the past eighteen months, one of INX’s key growth strategies is to expand into a very few, very select adjacent and complementary technologies. This is part of our strategy to capitalize on the increasing interrelation of the IP network with data center technology. Our initial entry into the data center market was through the addition of a focused network storage solutions practice over eighteen months ago, and this new practice area grew over 240% in 2007 to make up over 4% of total 2007 revenue. Virtualization is highly adjacent, from a technology perspective, as well as highly complementary, to both the data center network solutions and data center storage solutions that we provide. As we chose to work with Cisco Systems, the leader in enterprise network infrastructure and unified communications technology when we created an expert solutions provider focused on delivering those types of solutions eight years ago, we wanted to work with VMware, the industry leader in virtualization technology as we now expand into the market for virtualization solutions. The trend towards the virtualization of data center servers is rapidly changing how data centers are designed and operated, and our customers are seeking resources to help them take advantage of all of the benefits that virtualization has to offer. With the AccessFlow acquisition, INX is adding a very complementary focused virtualization practice area with one of the leading groups of technical talent in the virtualization space, and firmly establishing a strong presence in the market for server and data center virtualization.”
Steve Kaplan, President and CEO of AccessFlow, Inc., commented, “I am excited to join the INX team and believe the addition of Access Flow’s resources and growth of a data center virtualization practice will be transformational to the customer base of INX. Customers are looking for solutions organizations that can assist them in designing and implementing data center architecture that is flexible and reliable. Data center architecture that combines core network infrastructure, storage and computing resources all in a virtualized environment allows a customer to maximize the flexibility of their data center resources while at the same time improving the reliability of the infrastructure.” Mr. Kaplan will join INX as Vice President of INX’s Data Center Virtualization practice.”
Mark Hilz, President and COO of INX, commented, “AccessFlow has a reputation for providing thought leadership in the area of virtualization. They were an early VMware partner and have really lead the market in terms of showing customers the many benefits and capabilities of VMware. With the acquisition of AccessFlow, INX is adding one of the leading focused VMware virtualization consulting and solutions providers in the U.S., placing INX solidly into the data center virtualization market segment. We intend to aggressively leverage this capability into our other regions across the United States as well as into our federal customer business unit.”

The acquisition closed on June 6, 2008, and was structured as a purchase of the ongoing operations of AccessFlow by INX. INX expects the transaction to be accretive to per-share earnings for the 12-month period following the transaction.
CONFERENCE CALL AND WEBCAST:
An investor conference call and webcast presentation will be held by the Company today, June 9, 2008, starting at 10:30 a.m. Eastern Daylight Time, during which James Long, INX’s Chairman and Chief Executive Officer, and Brian Fontana, INX’s Chief Financial Officer, will present details of the acquisition and answer investors’ questions in a public format. The call is expected to last approximately 45 to 60 minutes depending upon the number of investor questions.
To access the conference call within the U.S., dial 877-809-2547. For international/toll access, dial 706-634-9510. The conference call will begin promptly at the scheduled time. Investors wishing to participate should call the telephone number at least five minutes prior to that time.
A slide presentation related to the information that will be presented on the call will be available for viewing during the conference call. To access the presentation via the web, participants should access www.INXI.com/Webcasts/AccesFlow at least ten (10) minutes prior to the call and log in to the WebEx webcast to ensure web browser compatibility.
Beginning approximately one hour after the end of the conference call and ending on September 6, 2008, a replay of the conference call will be accessible by calling either 800-642-1687 from within the U.S., or 706-645-9291 for international/toll access. The replay of the conference call together with the webcast presentation will also be available by the following morning, for a period of 30 days, for listening via the Internet from the Company’s web site at www.INXI.com/Webcasts/AccessFlow.
ABOUT INX INC.:
INX Inc. (NASDAQ: INXI) is an IT infrastructure Solutions firm delivering best-of-class “Business Ready Solutions” to enterprise organizations. We offer a suite of advanced technology solutions focused around the entire life-cycle of enterprise network and data center infrastructure. Our services are centered on the design, implementation and support of network infrastructure, including routing and switching, wireless, security, unified communications, and data center solutions such as storage and server virtualization. Our customers range from large enterprises organizations such as corporations, to public entities that include federal, state and local governmental agencies. Because of our focus, expertise and experience around implementing and supporting advanced technology solutions for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers. Additional information about INX can be found on the Web at www.inxi.com.
SAFE HARBOR STATEMENT:
The statements contained in this document and during the related conference call and webcast slide presentation that are not statements of historical fact, including, but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, including all statements concerning the Company’s future expectations for the acquired operations of AccessFlow, including but not limited to the statement concerning the Company expecting the AccessFlow acquisition being accretive to 2007 earnings per share, and any statements regarding expected future financial performance of INX and the recently acquired operations of AccessFlow, Inc., including statements related to expected revenue and expected profits from or related to such acquisition, as well statements related to any and all other potential benefits that the Company expects to result from the acquisition are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements include but are not limited to the statements contained herein regarding expected future performance of INX and the recently acquired operations of Select. The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors. Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.
“Cisco” and “Cisco Systems” are registered trademarks of Cisco Systems Inc. and “VMware” is a registered trademark of VMware, Inc in the United States and certain other countries.
CONTACT:
Brian Fontana
Chief Financial Officer, INX Inc.
713-795-2000
Brian.Fontana@inxi.com